Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statement Nos. 33-58549, 333-36153 and 333-36267.


	Arthur Andersen LLP

Minneapolis, Minnesota
  November 19, 1997

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